RICHARD C. GATES
Certified Public Accountant


                                         2000 Palm Beach Lakes Blvd., Ste 800
                                         West Palm Beach, Florida 33409
                                         Phone 561/478-3030 - Fax 561/478-2425


03/27/97

Net Lnnx, Inc.
324 Datura St, Ste. 150
West Palm Beach, FL 33401

As required by Securities and Exchange Commission Form 12b-25, below is a statement regarding the inability of the registrant to comply with the 90 day filing date for Form 10-KSB for its year ended December 31, 1996:

     The Form 10-K for the referenced registrant due March 31, 1997 has been delayed. The reason is not all audit procedures have been completed due to a series of subsequent events that need to be disclosed. Not all definitive documentation has been available in order to complete the audit.

This statement is supplied strictly for purposes of filing Securities and Exchange Commission Form 12b-25 for the registrant's Form 10-KSB for the year ended December 31, 1996.


/s/Richard C. Gates
Richard C. Gates, CPA















            Member American Institute of Certified Public Accountants
                             SEC Practice Section